EXHIBIT 21.1
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect
				Subsidiaries Carrying on the Same
				Line of Business as Named Subsidiary
				Operating	Operating
	Jurisdiction of		Line of	in the	in Foreign
Name	Organization	Parent	Business	United States	Countries
Starwood Hotels & Resorts Worldwide, Inc. (“SH&RW”)	Maryland	—	Lodging	227	11
SLC Operating Limited Partnership	Delaware	SH&RW	Lodging	9	5
Starwood Hotels & Resorts Holdings, Inc.	Arizona	SH&RW	Lodging	0	0
Starwood Vacation Ownership, Inc.	Florida	SH&RW	Lodging	101	17
Starwood Checkmate Holdings LLC	Delaware	SH&RW	Lodging	40	0
The Sheraton LLC (“SC”)	Delaware	SH&RW	Lodging	7	0
Starwood International Licensing Company SARL (“SILC”)	Luxembourg	SC	Lodging	0	5
Starwood Asia Pacific Hotels & Resorts Pte Ltd.	Singapore	SILC	Lodging	0	1
Sheraton International, Inc. (“SII”)	Delaware	SH&RW	Lodging	5	42
Starwood International Holding SARL	Luxembourg	SII	Lodging	0	15
Starwood CIGA Holdings LLC (“SCH”)	Delaware	SII	Lodging	0	1
Starwood Finance Luxembourg SARL	Luxembourg	SCH	Lodging	0	1

NOTE:	The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Tucson University Plaza
Starwood Hotels & Resorts Worldwide, Inc.	The Phoenician

California
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	The Westin San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Clarion Hotel — San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	W Los Angeles — Westwood
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis San Francisco
Starwood Hotels & Resorts Worldwide, Inc.	Westin Gaslamp Quarter (fka Horton Plaza)

Colorado
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Steamboat Springs Resort

Georgia
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Westin Peachtree Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W Atlanta

Hawaii
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Maui
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Kauai

Illinois
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago City Center
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago Lakeshore

Louisiana
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans-French Quarter

Massachusetts
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Boston Park Plaza
Starwood Hotels & Resorts Worldwide, Inc.	Aloft Lexington
Starwood Hotels & Resorts Worldwide, Inc.	Element Lexington

New York
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	W Times Square
Starwood Hotels & Resorts Worldwide, Inc.	The Manhattan at Times Square
Starwood Hotels & Resorts Worldwide, Inc.	The St. Regis

Pennsylvania
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Cove Haven
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Paradise Stream
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Pocono Palace
Starwood Hotels & Resorts Worldwide, Inc.	Aloft Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport

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